SECURITIES PURCHASE AGREEMENT

BETWEEN

JORDAN 1 HOLDINGS COMPANY

AND
BARRON PARTNERS LP and
the Equity Investors Named Herein

DATED

July 20, 2006

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 20th day of July, 2006 between Jordan 1 Holdings Company, a Delaware corporation (the “Company”) and Barron Partners LP, a Delaware limited partnership (“Barron”), and the other investors named in Schedule A to this Agreement (the “Equity Investors”), Barron and the Equity Investors being collectively referred to as the “Investors” and each, individually, an “Investor.”

RECITALS

WHEREAS, the Barron wish to purchase from the Company, upon the terms and subject to the conditions of this Agreement, for the that portion of the Purchase Price as hereinafter defined as is set forth after Barron’s name on Schedule A to this Agreement, (a) the Company’s promissory note (the “Note”) in the principal amount of one million dollars ($1,000,000), (b) four million seven hundred twenty two thousand two hundred twenty two (4,722,222) shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (“Series A Preferred Stock”), with each shares of Series A Preferred Stock being convertible into three (3) shares of the Company’s common stock, par value $.001 per shares (“Common Stock”), and (c) Common Stock Purchase Warrants (the “Warrants”) to purchase up to nine million six hundred twenty four thousand three hundred sixty nine (9,624,369) shares of Common Stock, at an exercise price of thirty five cents ($.35) per share, and nine million six hundred twenty four thousand three hundred sixty nine (9,624,369) shares of Common Stock at an exercise price of sixty cents ($.60) per share. The Note, shares of Series A Preferred Stock, Warrants and shares of Common Stock issuable upon exercise or conversion of the Note, the Series A Preferred Stock and the Warrants issuable to the Investors pursuant to this Agreement are referred to collectively as the “Securities.” The Note and the Series A Preferred Stock will be convertible into shares of the Common Stock in the manner set forth in the Note and in the Certificate of Designation, as hereinafter defined; and

WHEREAS, each of the Equity Investors, severally, wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, for the that portion of the Purchase Price as hereinafter defined as is set forth after such Equity Investor’s name on Schedule A to this Agreement, that portion of (a) five hundred fifty five thousand five hundred fifty six (555,556) shares of Series A Preferred Stock, and (b) Warrants to purchase up to nine hundred sixteen thousand six hundred thirty one (916,631) shares of Common Stock at an exercise price of thirty five cents ($.35) per share, and nine hundred sixteen thousand six hundred thirty one (916,631) shares of Common Stock at an exercise price of sixty cents ($.60) per share as is set forth after such Equity Investor’s name on said Schedule A;

WHEREAS, pursuant to a separate agreement, but as part of the transaction whereby the Investors are purchasing the Securities, (i) the holders of all of the issued and outstanding common stock of Delaware Fastener Acquisition Corp., a Delaware corporation (“DFAC”), in exchange for five million three hundred sixty two thousand (5,362,000) shares of Common Stock, representing shares of Common Stock and shares of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Stock”) pursuant to a stock exchange agreement (the “Exchange Agreement”) by and among such stockholders and the Company, (ii) DFAC is acquiring assets of Freundlich Supply Company, Inc., a New York corporation (“Freundlich”) pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated May 24, 2006, by and among Freundlich, Michael Freundlich and DFAC, and (iii) the Company is purchasing from a principal stockholder of the Company a total of twenty nine million (29,000,000) shares of Common Stock (without giving effect to the Reverse Split) for a purchase price not to exceed five hundred fifty thousand dollars ($550,000) plus four hundred thousand (400,000) shares of Common Stock (after giving effect to the Reverse Split, as hereinafter defined) pursuant to an agreement between such stockholder and the Company (the “Jordan Agreement”); and

SECURITIES PURCHASE AGREEMENT

WHEREAS, the parties intend to memorialize the purchase and sale of the Securities.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1.
Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2.
Supersedes Other Agreements. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3.
Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1. “4.9% Limitation” has the meaning set forth in Section 2.1.2 of this Agreement.

1.3.2. “1933 Act” means the Securities Act of 1933, as amended.

1.3.3. “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.4. “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.5. “Articles” means the certificate of incorporation of the Company, as the same may be amended from time to time.

1.3.6. “Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

1.3.7. “Certificate of Designation” means the certificate of the rights, preferences and privileges, subject to the limitations, with respect to the Series A Preferred Stock. The Certificate of Designation shall be in substantially the form of Exhibit B to this Agreement.

SECURITIES PURCHASE AGREEMENT

1.3.8. “Closing” means the consummation of the transactions contemplated by this Agreement and the Exchange of Securities, all of which transactions shall be consummated contemporaneously with the Closing.

1.3.9. “Closing Date” means the date on which the Closing occurs, which be not later than July 20, 2006.

1.3.10. “Common Stock” means the Company’s common stock, which is presently designated as the common stock, par value $.001 per share. All references to numbers of shares of Common Stock assume a one-for-150 reverse split.

1.3.11. “Company’s Governing Documents” means the Articles and Bylaws.

1.3.12. “Convertible Securities” means the Note and the Series A Preferred Stock.

1.3.13. “Delaware Law” means the Delaware General Corporation Law, as amended.

1.3.14. “EBITDA” means consolidated earnings before interest, taxes, depreciation and amortization, determined in accordance with U.S. GAAP.

1.3.15. “Escrow Agreement” means the Escrow Agreement among the Company, the Investors and Sichenzia Ross Friedman Ference LLP, as Escrow Agent, attached hereto as Exhibit C it being acknowledged that the Escrow Agent is counsel for the Company.

1.3.16. “Equity Purchase Price” means four million seven hundred fifty thousand dollars ($4,750,000).

1.3.17. “Exchange of Securities” means the issuance of shares of Common Stock and Series B Preferred Stock in exchange for the outstanding securities of DFAC pursuant to the Exchange Agreement.

1.3.18. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors of and consultants (other than consultants whose services relate to the raising of funds) of the Company pursuant to the Company’s 2006 long-term incentive plan, which is reflected on Schedule 4.3.1 to this Agreement, and any other stock or option plan that was or may be adopted by a majority of independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder and pursuant to the Registration Rights Agreement, the Note, the Warrants and the Certificate of Designation and any other options, warrants or convertible securities which are outstanding on after completion of the Closing and the effectiveness of the Exchange of Securities, and (c) securities issued pursuant to acquisitions, licensing agreements, or other strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business which the Company’s board of directors believes is beneficial to the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

SECURITIES PURCHASE AGREEMENT

1.3.19. “GAAP” means United States generally accepted accounting principles consistently applied.

1.3.20. “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, including Freundlich, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or any subsidiary to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.21. “Net Income” means net income determined in accordance with GAAP plus (a) any charges relating to the transaction contemplated by this Agreement and the Registration Rights Agreement, and (b) any other non-recurring items, including the issuance of warrants which are not issued under a stock option or other equity-based incentive plan.

1.3.22. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.23. “Pre-Tax Income” means income before income taxes determined in accordance with GAAP plus (a) any charges relating to the transaction contemplated by this Agreement and the Registration Rights Agreement, and (b) any other non-recurring items, including the issuance of warrants which are not issued under a stock option or other equity-based incentive plan.

1.3.24. “Purchase Price” means the five million seven hundred fifty thousand dollars ($5,750,000) to be paid by the Investors to the Company for the Securities.

1.3.25. “Registration Rights Agreement” means the registration rights agreement between the Investors and the Company in substantially the form of Exhibit D to this Agreement.

1.3.26. “Registration Statement” means the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement.

1.3.27. “Restated Certificate” means the Restated Certificate of incorporation of the Company in substantially the form of Exhibit E to this Agreement.

1.3.28. “Restricted Stockholders” shall have the meaning set forth in Section 6.16 of this Agreement.

1.3.29. “Securities” means the Note, the shares of Series A Preferred Stock, the Warrants and the Shares.

SECURITIES PURCHASE AGREEMENT

1.3.30. “SEC” means the Securities and Exchange Commission.

1.3.31. “SEC Documents” means, at any given time, the Company’s latest Form 10-K or Form 10-KSB and all Forms 10-Q or 10-QSB and 8-K and all proxy statements or information statements filed between the date the Form 10-K or Form 10-KSB was filed and the date as to which a determination is being made until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.32. “Series A Preferred Stock” means the shares of Series A Preferred Stock having the rights, preferences and privileges and subject to the limitations set forth in the Certificate of Designation.

1.3.33. “Series B Certificate” shall mean the certificate of designation for the Series B Preferred Stock which shall be in substantially the form of Exhibit F to this Agreement.

1.3.34. “Series B Preferred Stock” means the shares of Series B Preferred Stock issuable as part of the Exchange of Shares and having the rights, preferences and privileges and subject to the limitations set forth in the Series B Certificate.

1.3.35. “Shares” means, collectively, the shares of Common Stock issued or issuable (i) upon conversion of the Notes or the Series A Preferred Stock or (ii) upon exercise of the Warrants.

1.3.36. “Subsequent Financing” means any offer and sale of shares of the Company’s preferred stock, par value $.001 per share, or debt that, in either case, is initially convertible into shares of Common Stock or otherwise senior or superior to the Series A Preferred Stock.

1.3.37. “Transaction Documents” means this Agreement, all Schedules and Exhibits attached hereto, the Certificate of Designation, the Note, the Warrants, the Registration Rights Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby.

1.3.38. “Warrants” means the Common Stock Purchase Warrants in substantially the form of Exhibit G-1 and G-2 to this Agreement.

1.3.39. All references in this Agreement to “herein” or words of like effect, when referring to preamble, recitals, article and section numbers, schedules and exhibits shall refer to this Agreement unless otherwise stated.

SECURITIES PURCHASE AGREEMENT

ARTICLE II

SALE AND PURCHASE OF SECURITIES

2.1.	Sale of Securities.

2.1.1. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investors, and the each Investor severally agrees to purchase from the Company, on the Closing Date the Securities as set forth after such Investor’s name on Schedule A to this Agreement for that portion of the Purchase Price as is set forth on said Schedule A. The Purchase Price shall be paid by the Investors, severally, to the Company on the Closing Date by a wire transfer of the Purchase Price into escrow to be held by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Securities to be issued to the Investors upon the release of the Purchase Price to the Company by the escrow agent pursuant to the terms of the Escrow Agreement.

2.1.2. Notwithstanding any other provision of this Agreement, except as expressly provided in the Note, the Certificate of Designation or the Warrants, no Investor shall be entitled to convert the Notes or the Series A Preferred Stock into shares of Common Stock or to exercise the Warrants to the extent that such conversion or exercise would result in beneficial ownership by such Investor and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of this Agreement beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder. The limitation set forth in this Section 2.1.3 is referred to as the “4.9% Limitation.”

2.2.
Purchase Price. The Purchase Price payable by each Investor shall be delivered by such Investor in the form of wire transfers in United States dollars from the Investor to the escrow agent pursuant to the Escrow Agreement on the Closing Date.

2.3.
Acquisition of Freundlich. The Company shall have acquired all of the outstanding capital stock of DFAC, which shall have acquired the assets to be acquired by it pursuant to the Asset Purchase Agreement. No Person shall have any right, title or interest in, or any right or option to acquire, any shares of any class of capital stock of DFAC.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1.
Closing Date. The Closing of the transactions contemplated by this Agreement shall be held at the offices of counsel for the Company, at 11:00 A.M. local time, on the Closing Date or on such other date and time and at such other place as may be mutually agreed by the parties, including Closing by facsimile with originals to follow.

3.2.
Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a) At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto.

SECURITIES PURCHASE AGREEMENT

(b) At the Closing, the executed Note in the names of Barron.

(c) At the Closing, a stock certificate for the shares of Series A Preferred Stock in the names of the Investors.

(d) At the Closing, executed Warrants in the names of the Investors.

(e) The executed Registration Rights Agreement.

(f) Certifications in form and substance acceptable to the Company and the Investors from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investors, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside.

(g) Evidence of approval of the board of directors of the Company of (i) the Transaction Documents and the transactions contemplated hereby and (ii) the Restated Certificate, which shall be subject to stockholder approval.

(h) Evidence of the agreement of the holders of not less than a majority of the share of Common Stock outstanding after the Exchange of Securities to approve the Restated Certificate.

(i) Evidence that the Company has elected Robert Moyer as chief executive officer and Chris Phillips as chief financial officer.

(j) Evidence that the Company has entered into a consulting agreement with Alex Katz pursuant to which he received annual compensation of $180,000 per annum, subject to an annual cost of living adjustment. Any bonus or stock options, stock grants or other equity-based incentives will be determined by a compensation committee comprised of independent directors.

(k) Evidence that the Company has complied with the provisions of Sections 6.10 and 6.11 of this Agreement on or prior to the Closing Date or that it has taken steps to enable to comply with such provisions within the time frames provided therein.

(l) Evidence that the Certificate of Designation and the Series B Certificate have been filed with the Secretary of State of the State of Delaware.

(m) Evidence that (i) Richard Henri Kreger has advanced $119,325.39 (the “Advanced Amount”) relating to the transactions contemplated by this Agreement, the Purchase Agreement, the Exchange Agreement and the Jordan Agreement, and (ii) the obligations of the Company and/or DFAC with respect to such advances have been cancelled.

SECURITIES PURCHASE AGREEMENT

(n) Good standing certificates of the Company issued by the Secretary of State of Delaware.

(o) An opinion from the Company’s special counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investors.

(p) The executed Escrow Agreement.

(q) Copies of all executive employment agreements, all past and present financing documentation or other documentation where stock could potentially be issued or issued as payment, all past and present litigation documents and historical financials, not previously provided to Investors.

(r) Such other documents or certificates as shall be reasonably requested by Barron on behalf of the Investor.

3.3.
Deliveries by Investors. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

(a) A deposit in the amount of the Purchase Price, net of the Advanced Amount;

(b) The executed Agreement with all Exhibits and Schedules attached hereto;

(c) The executed Registration Rights Agreement;

(d) The executed Escrow Agreement; and

(e) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document (other than the Note, the shares of Series A Preferred Stock and the Warrants) provided to the other party in Sections 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4.
Further Assurances. The Company and the Investors shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, and the Investors shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5.
Waiver. The Investors may waive any of the requirements of Section 3.2 of this Agreement or any of its rights under the Escrow Agreement, and the Company at its discretion may waive any of its rights of Section 3.3 of this Agreement or any of its rights under the Escrow Agreement.

SECURITIES PURCHASE AGREEMENT

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investors have heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1.	Organization and Qualification.

4.1.1. The Company and DFAC are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company and DFAC has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.1.2. DFAC is wholly-owned by the Company, and no person has any right, title or interest in any equity, debt or other securities of any kind of DFAC.

4.2.	Governing Documents. The complete and correct copies of the Company’s Governing Documents, as in effect on the Closing Date, has been delivered to the Investors.

4.3.	Capitalization.

4.3.1. The authorized and outstanding capital stock of the Company as of the date of this Agreement and as adjusted to reflect issuances pursuant to the Exchange of Securities and as contemplated by this Agreement is set forth in Schedule 4.3.1 to this Agreement. Schedule 4.3.1 contains all shares and derivatives currently and potentially outstanding. The Company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3.1, including shares issuable pursuant to employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances.

4.3.2. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable and free from preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free from preemptive rights.

4.3.3. Except pursuant to this Agreement and as set forth in Schedule 4.3.1 hereto, and as set forth in the Company’s SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants or convertible securities granted prior to the Closing Date.

SECURITIES PURCHASE AGREEMENT

4.3.4. The Company on the Closing Date (i) will have full right, power, and authority to sell the Securities to the Investors, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Note and the Series A Preferred Stock or exercise of the Warrants, the Investors will acquire title to the Shares issuable upon such conversion or exercise, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement and except for any of the foregoing which results from actions or omissions on the part of the Investors.

4.4.	Authority.

4.4.1. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Note, the Series A Preferred Stock and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement; provided, however, that stockholder approval is required for the Company to adopt the Restated Certificate. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; provided, however, that no representation is made with respect to the ability of the Investor to convert the Note or the Series A Preferred Stock or to exercise the Warrant, following the filing of the Restated Certificate, if and to the extent that the Conversion Price of the Note or the Series A Preferred Stock, as defined in the Notes or the Certificate of Designation, or the number of Shares issuable upon exercise of the Warrants would result in the issuance of a number of shares of Common Stock which is greater than the amount by which the authorized Common Stock exceeds the sum of the outstanding Common Stock and the shares of Common Stock reserved for issuance pursuant to outstanding agreements and outstanding options, warrants, rights, convertible securities and other securities upon the exercise or conversion of which or pursuant to the terms of which additional shares of Common Stock may be issuable (the foregoing proviso being referred to as the “Authorized Stock Proviso”).

4.4.2. The Company’s board of directors has adopted the Restated Certificate and the Certificate of Designation, subject to stockholder approval of the Restated Certificate, as required by the Delaware Law. The holders of shares of Common Stock issued pursuant to the Exchange of Securities have agreed to execute a consent of stockholders approving the Restated Certificate, which consent shall be given and become effective twenty (20) days after the filing of a definitive information statement pursuant to Section 14(c) of the 1934 Act. The Company will file an information statement with the SEC as soon as practical after the Closing Date, but not later than sixty (60) days after the Closing Date.

SECURITIES PURCHASE AGREEMENT

4.4.3. The Shares will be, when issued upon the conversion of the Note and the Series A Preferred Stock and upon exercise of the Warrants, duly and validly authorized and issued, fully paid and non-assessable and not issued in violation of any preemptive rights or rights of first refusal, subject to the filing of the Restated Certificate.

4.4.4. Upon the filing with the shares of Series A Preferred Stock are duly and validly authorized and issued, fully paid and non-assessable and not issued in violation of any preemptive rights or rights of first refusal.

4.5.
No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Company’s or DFAC’s Governing Documents; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company or DFAC; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or DFAC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or DFAC is a party or by the Company or DFAC or any of their respective properties or assets is bound other than violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect except to the extent that stockholder approval may be required as a result of the Authorized Stock Proviso, in which event, the Company will seek stockholder approval to an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 4.5.

4.6.	Report and Financial Statements.

4.6.1. The Company has delivered to the Investors the audited balance sheet of Freundlich as of December 31, 2005 and the audited statements of operations, stockholders equity and cash flows for the years ended December 31, 2005 and 2004, and the unaudited balance sheet as of March 31, 2006 and unaudited statements of operations and cash flows for the three months ended March 31, 2006 and 2005 and stockholders’ equity for the three months ended March 31, 2006, in each cash including notes to the financial statements (collectively, the “Financial Statements”). Each of the balance sheets contained in such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of Freundlich, as of its date, and each of the statements of operations, stockholders’ equity and cash flows in such Financial Statements (including any related notes and schedules thereto) fairly presents, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Freundlich, for the periods to which they relate, in each case in accordance with GAAP, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Freundlich have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Kempisty and Company, CPA, PC, who audited the audited financial statements, is independent within the meaning of the regulations of the SEC.

SECURITIES PURCHASE AGREEMENT

4.6.2. Kempisty and Company, CPA, PC has not issued any management letter in connection with its audit of Freundlich’s audited Financial Statements for 2005 and 2004 if such firm issued a management letter.

4.7.
Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or has been charged with the violation of any Laws, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8.
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9.	SEC Documents.

4.9.1. The Investors acknowledge that the Company is a publicly held company and has made available to the Investors true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

4.9.2. The Company’s audited balance sheet as of December 31, 2005 and the audited statements of operations, stockholders equity and cash flows for the years ended December 31, 2005 and 2004, and the unaudited balance sheet as of March 31, 2006 and unaudited statements of operations and cash flows for the three months ended March 31, 2006 and 2005 and stockholders’ equity for the three months ended March 31, 2006, in each cash including notes to the financial statements (collectively, the “Company Financial Statements”) are included in the SEC Reports. Each of the balance sheets contained in the Company Financial Statements (including the related notes and schedules thereto) fairly presents the financial position of the Company, as of its date, and each of the statements of operations, stockholders’ equity and cash flows in the Company’s Financial Statements (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with GAAP, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Goff Backa Alfera & Company, LLC, who audited the audited Company Financial Statements, is independent within the meaning of the regulations of the SEC.

SECURITIES PURCHASE AGREEMENT

4.10.
Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, DFAC or Freundlich, the prosecution or outcome of which, if adversely determined, is likely to have a Material Adverse Effect.

4.11.
Exemption from Registration. Subject to the accuracy of the Investors’ representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Securities by the Company to the Investors will not require registration under the 1933 Act. When validly converted in accordance with the terms of the Series A Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Series A Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Notes, the Initial Shares and, upon conversion of the Notes, the Series A Preferred Stock, and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investors.

4.12.
No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Series A Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Series A Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.13.
No Material Adverse Effect. Since December 31, 2005, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company, DFAC or Freundlich. To the knowledge of the Company, no material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with Freundlich from historical levels.

4.14.
Material Non-Public Information. The Company has not disclosed to any Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed; provided, however, that the Company has disclosed to the Investors matters relating to the Company’s acquisition of DFAC and DFAC’s acquisition of Freundlich.

SECURITIES PURCHASE AGREEMENT

4.15.
Internal Controls And Procedures. To the knowledge of the Company, Freundlich maintains books and records and internal accounting controls which provide reasonable assurance that (a) all transactions to which Freundlich is a party or by which its properties are bound have been executed with management’s authorization; (ii) the recorded accounting of Freundlich’s assets is compared with existing assets at regular intervals; (iii) access to Freundlich’s assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which Freundlich is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board; it being understood that neither the Company nor Freundlich has conducted an internal controls audit and that no such audit has been required under applicable law.

4.16.
Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investors pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investors, severally, represent and warrant to the Company that:

5.1.	Organization and Standing of the Investor.

5.1.1. Such Investor was not formed for the purpose of investing solely in the Securities. Such Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate.

5.1.2. The state in which any offer to purchase Preferred Stock hereunder was made or accepted by such Investor is the state shown as such Investor’s address.

5.2.
Authorization and Power. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Investor and at the Closing shall constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.3.
No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

SECURITIES PURCHASE AGREEMENT

5.4.
Financial Risks. Such Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by such Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by such Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and such Investor is capable of bearing the entire loss of its investment in the securities being purchased by such Investor from the Company.

5.5.
Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by such Investor from the Company. The Investor is acquiring the Securities for investment and not with a view to the sale or distribution thereof and understands that such Securities are restricted securities, as defined in the 1933 Act, and may not be sold or otherwise distributed except pursuant to an effective registration statement or an exemption from the registration requirements of the 1933 Act and that the certificates for such securities shares and Warrants will bear an investment legend.

5.6.
Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor.

5.7.
Knowledge of Company. The Investor and its advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by such Investor from the Company. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

SECURITIES PURCHASE AGREEMENT

5.8.
Risk Factors. The Investor understands that the investment by such Investor in the Securities being purchased by such Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by such Investor from the Company. The Investor warrants that it is able to bear the complete loss of its investment in the securities being purchased by it from the Company. In acquiring the Securities, such Investor is not relying upon any projections of the future financial condition, results of operations or cash flows relating to the Company. The Investor acknowledges and agrees that (a) it has had the opportunity to obtain, and it has reviewed and discussed with the Company, to the extent that it deems necessary, information concerning the Company, including risks relating to the Company, Freundlich and their respective financial statements, and that (b) in entering into and performing this Agreement, such Investor has not relied on any oral representations made by the Company or any of its agents, representatives or advisors.

5.9.
Full Disclosure. No representation or warranty made by such Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, (a) such Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company, and (b) during the past five years there has not occurred any event listed in Item 401(f) of Regulation S-K or any investigation relating to any such event with respect to such Investor or any of its managing partners.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1.	Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and shall comply in all material respects with the terms thereof.

6.2.
Reservation of Common Stock. As of the date hereof, the Company has, subject to the filing of the Restated Certificate, reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares underlying the Notes or the Series A Preferred Stock, as the case may be, and the Warrants; provided, however, that if, as a result of the Authorized Stock Proviso, there are not sufficient shares reserved as required in this Section 6.2, the Company shall, within thirty (30) days after the Company becomes aware of such deficiency, prepare and file with the Commission a proxy statement pursuant to which the Company will seek stockholder approval for an increase in the authorized Common Stock sufficient to enable the Company to be in compliance with this Section 6.2. Each Investor agrees to vote in favor of such proposal.

SECURITIES PURCHASE AGREEMENT

6.3.	Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company’s reporting, filing and other obligations under the federal securities laws.

6.4.
1934 Act Registration. The Company will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5.
Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6.
Series A Preferred Stock. Until the earliest of (a) three years from the Closing or (b) such date as the Investors shall have converted the Note and the Series A Preferred Stock into not less than 90% of the Shares and sold the Shares or (c) such date as the Investor shall have transferred the Note or the Series A Preferred Stock which are convertible into an aggregate of not less than 90% of the Shares issuable upon such conversion of all of the Note and Series A Preferred Stock, the Company will not issue any preferred stock of with the exception of Series A Preferred Stock issued to the Investor as provided in this Agreement and the Registration Rights Agreement and the Series B Preferred Stock held by the former DFAC stockholders, which shares will be automatically converted upon filing of the Restated Certificate.

6.7.
Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. Until the earliest of (a) three years from the Closing or (b) such date as the Investor shall have converted the Note and the Series A Preferred Stock into not less than 90% of the Shares issuable upon conversion of all of the Note and Series A Preferred Stock and sold the underlying Shares or (c) such date as the Investor shall have transferred the Notes or the Series A Preferred Stock which are convertible into an aggregate of not less than 90% of the Shares issuable upon such conversion of all of the Note and Series A Preferred Stock, the Company will not issue any convertible debt.

6.8.
Debt Limitation. The Company agrees that, for two years after Closing, neither it nor its consolidated subsidiaries, shall permit outstanding indebtedness, based on the principal amount outstanding at the end of a calendar quarter, to be more than two times the sum of the EBITDA from continuing operations over the four quarters ending on such date. Indebtedness shall include any liabilities or obligations which, under GAAP, are reflected as indebtedness on the Company’s consolidated balance sheet.

SECURITIES PURCHASE AGREEMENT

6.9.
Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of three years from the Closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued. For purposes of this Section 6.9, a reset provision for a convertible security or derivative security shall mean a provision (a) whereby the issuance of securities at a lower price or having a lower conversion or exercise price will result in the conversion or exercise price of the security being reduced to the lower price or lower conversion or exercise price or more shares being issued, as the case may be, or (b) which provide that the conversion or exercise price is based on the market price at the time of conversion or exercise or (c) any other device which results in an adjustment to the exercise price or conversion price of the securities other than stock dividends, stock splits, stock distributions, combination of shares, reverse splits, and other recapitalizations, as long as they effect all stockholders appropriately.

6.10.	Independent Directors.

6.10.1. The Company shall have caused the appointment of the majority of the board of directors to be independent directors, as defined by the rules of the Nasdaq Stock Market, not later than thirty (30) days after the Closing Date.

6.10.2. If, at any time subsequent to the expiration of thirty (30) days after the Closing Date until the earlier of (a) three years from the Closing or (b) such date as the Investors shall have converted not less than 90% of the Notes and Series A Preferred Stock (based on the number of Shares issuable upon such conversion of all of the Note and Series A Preferred Stock) and sold the underlying Shares or (c) such date as the Investors shall have transferred not less than 90% of the Note and Series A Preferred Stock (based on the number of Shares issuable upon such conversion of all of the Note and Series A Preferred Stock Convertible Securities), the board of directors shall not be composed of a majority of independent directors:

6.10.2.1. for a reason other than for an Excused Reason, the Company shall have 60 days to take such steps as are necessary so that a majority of the Company’s directors are independent directors, and

6.10.2.2. for an Excused Reason, the Company shall have 75 days from the date that the Company becomes aware of the event (or the last event if there are more than one such event) giving rise to the Excused Reason, to take such steps as are necessary so that a majority of the Company’s directors are independent directors.

6.10.3. The term “Excused Reason” shall mean the death or resignation of an independent director or the occurrence of an event whereby an independent director ceases to be independent.

6.10.4. If, during the period referred to in Section 6.10.2 of this Agreement, the Company shall have failed to have a board of directors composed of a majority of independent directors after the date by which such situation was to have been cured pursuant to Section 6.10.2.1 or Section 6.10.2.2 of this Agreement, whichever shall apply, the Company shall pay to the Investors, as liquidated damages and not as a penalty, an amount equal to fifteen percent (15%) per annum of the Purchase Price of the then outstanding shares of Series A Preferred Stock or principal amount of the Notes, as the case may be, payable monthly in cash or Series A Preferred Stock at the option of the Investors, based on the number of days that such condition exists beyond the applicable grace period; provided, however, that if the Restated Certificate shall not have been filed, the Company may issue a Note in lieu of shares of Series A Preferred Stock pursuant to this Section 6.10 and Section 6.11 of this Agreement. The parties agree that the only damages payable for a violation of such provisions shall be such liquidated damages. Nothing shall preclude the Investors from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10.4 constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the failure of the Company to have a majority of directors as independent directors.

SECURITIES PURCHASE AGREEMENT

6.10.5. In no event shall the total payments made pursuant to this Section 6.10 and Section 6.11, whether in cash or Series A Preferred Stock exceed in the aggregate fifteen percent (15%) of the Purchase Price of the shares of Series A Preferred Stock or principal amount of the Notes, as the case may be, that are outstanding as of the date on which a computation is being made.

6.11.
Independent Directors on Audit and Compensation Committees. No later than thirty (30) days after the Closing Date, the Company will have an audit committee comprised solely of not less than three independent directors and a compensation committee comprised of not less than three directors, a majority of whom are independent directors. If at any time subsequent to the expiration of such thirty (30) day period, independent directors do not comprise all of the members of the audit committee and a majority of the members of the compensation committee within the grace periods provided in Section 6.10, the Company shall pay to the Investors, as liquidated damages and not as a penalty, an amount equal to fifteen percent (15%) per annum of the Equity Purchase Price of the then outstanding Series A Preferred Stock or principal amount of the Notes, as the case may be, payable monthly in cash or Series A Preferred Stock at the option of the Investors, such payment shall be based on the number of days that such condition exists. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investors from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement. Notwithstanding the foregoing, no liquidated damages shall be payable pursuant to this Section 6.11 during any period for which liquidated damages are payable pursuant to Section 6.10.

6.12.
Use of Proceeds. The Company will use the net proceeds from the sale of the Notes, the Initial Shares and the Warrants (excluding amounts paid by the Company for legal and administrative fees and other expenses of the transaction) for provide funds for the purchase of assets of Freundlich and for working capital.

6.13.	Right of First Refusal

SECURITIES PURCHASE AGREEMENT

6.13.1. In the event that the Company seeks to raise additional funds through a private placement of its securities (a “Proposed Financing”), other than Exempt Issuances, each Investor shall have the right to participate in any subsequent funding by the Company of the offering price on a pro rata basis, based on the percentage that (a) the number of such Investor’s Shares, without regard to the 4.9% Limitation, bears to (b) the total number of shares of Common Stock outstanding plus the number of Shares issuable upon conversion of the Notes or Series A Preferred Stock, as the case may be, and any other series of convertible preferred stock or debt securities, without regard to the 4.9% Limitations any other limitations on exercise such other convertible preferred stock or debt securities. This Section 6.13 shall apply to each such offering based on the total purchase price of the securities being offered by the Company.

6.13.2. The terms on which the Investors shall purchase securities pursuant to Proposed Financing shall be the same as such securities are purchased by other investors. The Company shall give the Investors the opportunity to participate in the offering by giving the Investors not less than ten (10) days notice setting forth the terms of the Proposed Financing. In the event that the terms of the Proposed Financing are changed in a manner which is more favorable to the potential investor, the Company shall provide the Investors, at the same time as the notice is provided to the other potential investors, with a new ten (10) day notice setting forth the revised terms that are provided to the other potential investors.

6.13.3. In the event that the Investors does not exercise its right to participate in the Proposed Financing within the time limits set forth in Section 6.13.2 of this Agreement, the Company may sell the securities in the Proposed Financing at a price and on terms which are no more favorable to the investors than the terms provided to the Investors. If the Company subsequently changes the price or terms so that the price is more favorable to the investors or so the terms are more favorable to the investors, the Company shall provide the Investors with the opportunity to purchase the securities on the revised terms in the manner set forth in Section 6.13.2 of this Agreement.

6.14.
Price Adjustment. From the date hereof until such time as the Investors holds no Securities, except for Exempt Issuances, as to which this Section 6.14 does not apply or for issuances for which an adjustment has already been made pursuant to this Section 6.14, the Note and the Certificate of Designation shall provide that if the Company sells or issues of Common Stock at a price, or warrants, options, convertible debt or equity securities with a exercise price per share or exercise price per share which is less than the Conversion Price then in effect (such lower sales price, conversion or exercise price, as the case may be, being referred to as the “Lower Price”), the Conversion Price in effect from and after the date of such transaction shall be reduced to the Lower Price. For purpose of determining the exercise price of warrants issued by the Company, the price, if the purchaser of the warrants paid separate consideration for the warrants, the price paid per share for the warrants shall be added to the exercise price per share of the warrants in determining the consideration received by the Company with respect to the warrants. A similar provision shall be included in the Warrants; provided, however, that the adjustment for the Warrants with exercise prices of $0.60 per share shall have a formula reduction.

SECURITIES PURCHASE AGREEMENT

6.15.	Price Adjustments Based on Pre-Tax Income Per Share.

6.15.1. The Note and the Certificate of Designation shall contain the following provisions, and similar provisions shall be included in the Warrants.

6.15.2. In the event the Company’s consolidated Pre-Tax Income for the year ended December 31, 2006 is less than $.034 per share on a fully-diluted basis, then the Conversion Price shall be reduced by the percentage shortfall, up to a maximum of 35%. Thus, if Pre-Tax Income for the year ended December 31, 2006 is $.0289 per share on a fully-diluted basis, the Conversion Price shall be reduced by 15%. Such reduction shall be made at the time the Company files its Form 10-KSB for the year ended December 31, 2006, and shall apply to the Note and all shares of the Series A Preferred Stock, as the case may be, which are outstanding on the date the Form 10-KSB is filed, or, if not filed on time, on the date that filing was required.

6.15.3. In the event the Company’s consolidated Pre-Tax Income for the year ended December 31, 2007 is less than $.051 per share on a fully-diluted basis, then the Conversion Price then in effect shall be reduced by the percentage shortfall, up to a maximum of 35%. Thus, if Pre-Tax Income for the year ended December 31, 2007 is $.04335 per share on a fully-diluted basis, the Conversion Price shall be reduced by 15%. Such reduction shall be made at the time the Company files its Form 10-KSB for the year ended December 31, 2007, and shall apply to the Note and all shares of the Series A Preferred Stock, as the case may be, which are outstanding on the date the Form 10-KSB is filed, or, if not filed on time, on the date that filing was required.

6.15.4. For purpose of determining Pre-Tax Income Per Share on a fully-diluted basis, all shares of Common Stock issuable upon conversion of convertible securities and upon exercise of warrants and options shall be deemed to be outstanding, regardless of whether (i) such shares are treated as outstanding for determining diluted earnings per share under GAAP, (ii) such securities are “in the money,” or (iii) such shares may be issued as a result of the 4.9% Limitation.

6.16.
Insider Selling. No Restricted Stockholder can sell any shares of Common Stock in the public market during the eighteen (18) month period following the Closing Date; provided, however, that after twelve (12) months from the Closing Date, Alex Katz shall not be deemed to be a Restricted Stockholder as long as he is not an officer or director. Any shares owned by a limited liability company which is wholly-owned or controlled by Alex Katz shall be treated as shares owned by Alex Katz and subject to the same restrictions as Alex Katz. Restricted Stockholders shall include all persons who are officers and directors of the Company and all stockholders who hold shares of Common Stock as a result of the Exchange of Shares. The restriction contained in this Section 6.16 shall apply to any transferee, including any legatee or distribute. Andrew Barron Worden and the Investors shall not be considered Restricted Stockholders; provided, that any Investor who would be considered a Restricted Stockholder but for his being an Investor shall be a Restricted Stockholder only with respect to his shares of Common Stock which were not acquired in his capacity as an Investor pursuant to this Agreement. The restrictions in this Section 6.16 shall not apply to shares issued pursuant to a stock option or long-term incentive plans which may be approved by the Compensation Committee provided that such committee is comprised of a majority of independent directors.

SECURITIES PURCHASE AGREEMENT

6.17.
Employment and Consulting Contracts. For three years after the Closing, the Company must have a unanimous approval from the Compensation Committee of the Board of Directors having reached a conclusion that any awards other than salary are reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum. This Section 6.17 does not apply to attorneys, accountants and other persons who provide professional services to the Company.

6.18.
Subsequent Equity Sales. From the date hereof until such time as the Investors hold no more than 5% of the Shares (determined as if the Note and the Series A Preferred Stock were fully converted and the Warrants fully exercised), the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms which are more favorable to the Investors than the terms initially provided to the investor in its initial securities purchase agreement with the Company. The Investors shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.18 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.19.
Approval of Restated Certificate. The Company shall adopt the Restated Certificate and the file the Restated Certificate not later than one hundred twenty (120) days from the Closing Date. As provided in the Restated Certificate, the Restated Certificate will effect a one-for-150 reverse split of the Common Stock. Until the Restated Certificate is filed with the Secretary of State of the State of Delaware, the certificates for the Common Stock issued to the DFAC stockholders shall be held in escrow with Sichenzia Ross Friedman Ference LLP along with stock powers endorsed in blank; provided, however, that the stockholders shall have the right to vote such shares. If the Restated Certificate shall not be filed with the Secretary of State of the State of Delaware by the close of business on the required filing date, which shall be the one hundred twentieth (120th) day after the date of this Agreement, or, if such one hundred twentieth (120th) day is not a day on which the Secretary of State of the State of Delaware accepts filings, then on the next day on which such filing are accepted, the Company shall pay to the Investors, as liquidated damages and not as a penalty, an amount equal to five percent (5%) of the Purchase Price paid by such Investor. Such payment will become immediately due and payable, without further demand by the Investors, on the close of business on required filing date.

SECURITIES PURCHASE AGREEMENT

6.20.	Stock Splits. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.

6.21.
Continuation in Aerospace Business. During the three year period commencing on the date of this Agreement, or until such earlier date as all of the Investors shall no longer own 20% of the Shares initially issuable to such Investor, (a) the Company will continue to derive not less than 70% of its consolidated revenue from sales to the aerospace industries, and (b) any acquisitions will be of companies that sell products to the aerospace industries such that, following completion of the acquisitions, this representation and warranty contained in clause (a) of this Section 6.21 will continue to be true and correct. For the purpose of determining whether an Investor owns 20% of the Shares initially issuable to such Investor, the Investor shall be deemed to own the Shares which are issuable upon conversion of the Note and Series A Preferred Stock or upon exercise of Warrants purchased by the Investor pursuant to this Agreement.

6.22.
Payment of Due Diligence Expenses. At Closing the Escrow Agent shall disperse to the Barron Fifty Thousand Dollars ($50,000.00) for due diligence, legal and any other expenses which the Investors may incur in connection with this Agreement.

ARTICLE VII

COVENANTS OF THE INVESTORS

7.1.
Compliance with Law. Each Investor covenants that its trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.

7.2.
Transfer Restrictions. Each Investor acknowledges that (a) the Note, the Series A Preferred Stock and Warrants and the Shares have not been registered under the 1933 Act, and may not be transferred unless (i) they are subject to a current and effective registration statement under the 1933 Act, or (ii) the Investor shall have delivered to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule, to the extent that such Rule is applicable.

7.3.
Restrictive Legend. Each Investor acknowledges and agrees that the Securities and the Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such Securities except that the requirement for a restrictive legend shall not apply to Shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule.

SECURITIES PURCHASE AGREEMENT

7.4.	Restated Certificate. Each Investor hereby agrees to vote any shares of capital stock that the Investor may own directly or beneficially, for the adoption of the Restated Certificate.

7.5.	Limitation on Amendment. No Investor shall take any action to modify the 4.9% Limitation in this Agreement, the Notes, the Certificate of Designation or the Warrants.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1.	No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2.
Representations True and Correct. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3.
Compliance with Covenants. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

8.4.
No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTORS’ OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1.	No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2.
Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

SECURITIES PURCHASE AGREEMENT

9.3.
Compliance with Covenants. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

9.4.
No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.5.
Exchange of Securities Completed. The Exchange of Securities shall have been completed on or prior to the Closing Date, and the Company shall be the sole equity owner of DFAC and DFAC shall have acquired the assets of Freundlich pursuant to the Asset Purchase Agreement..

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1.	Termination. This Agreement may be terminated at any time prior to the Closing Date

10.1.1. by mutual written consent of the Investors and the Company;

10.1.2. by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investors set forth in this Agreement, or by the Investors upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or by either party if (a) the representations or warranties of the other party, taken together, shall fail to be true and correct in all material respects or (b) if the conditions to closing set forth in Article VIII or Article IX of this Agreement shall not be satisfied, and such breach or failure shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2.
Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investors or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3.
Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto; provided, however that the 4.9% Limitation may not be amended or waived.

10.4.
Waiver. At any time prior to the Closing Date, the Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit other than the 4.9% Limitation which may not be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

SECURITIES PURCHASE AGREEMENT

ARTICLE XI

GENERAL PROVISIONS

11.1.
Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay the Investors for its expenses as provided in Section 6.22.

11.2.
Indemnification. Each Investor, singly and not jointly, agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investors (following the Closing Date) harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to the representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of the failure of the Company to issue the Securities in violation of the provisions of this Agreement and the Registration Rights Agreement, the Investors, as their sole remedy, shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investors shall be limited to $50,000.00. This Section 11.2 shall not relate to indemnification under the Registration Rights Agreement.

11.3.	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4.
Entire Agreement. This Agreement (together with the Schedule, Exhibits and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECURITIES PURCHASE AGREEMENT

11.5.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission or e-mail provided that any notice by facsimile or e-mail shall only be effective if receipt is acknowledged by the recipient; or (iv) on the on the date of delivery as shown on the return receipt, if mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Jordan 1 Holdings Company
2200 Arthur Kill Road
Staten Island, NY 10309
Attention: Robert Moyer, CEO
Facsimile:
e-mail:

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attention: Darrin Ocasio, Esq.
Facsimile No.: (212) 930-9725
e-mail: dmocasio@srff.com

If to the Investors:

at their respective addresses set forth in Schedule A

11.6.
Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7.
Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

SECURITIES PURCHASE AGREEMENT

11.8.
Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

11.9.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10.
Jurisdiction. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the federal and state courts situated in the City, County and State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court if such party prevails on substantially all issues in dispute.

11.11.
Preparation and Filing of SEC filings. The Investors shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12.
Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13.	Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14.
Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15.
Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECURITIES PURCHASE AGREEMENT

11.16.
Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on the party who delivered the Agreement by facsimile transmission; provided, that such party shall promptly deliver the signed Agreement by overnight courier services.

[SIGNATURES ON FOLLOWING PAGE]

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

JORDAN 1 HOLDINGS COMPANY

By: Robert P. Moyer
Name: Robert P. Moyer
Title: Chief Executive Officer

INVESTORS:

BARRON PARTNERS LP
By: Barron Capital Advisors, LLC, its General Partner

By: /s/ Andrew Barron Worden
Andrew Barron Worden
President
730 Fifth Avenue, 9th Floor
New York NY 10019

/s/ Richard Henri Kreger
Richard Henri Kreger

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	PRINCIPAL OF NOTE	SHARES OF SERIES A PREFERRED STOCK/SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION**	NUMBER OF SHARES UNDERLYING “A” AND “B” WARRANTS

Barron Partners LP 730 Fifth Avenue 25th Floor New York, New York 10019 Attn: Andrew Barron Worden e-mail: abw@barronpartners.com mcj@barronpartners.com	$5,250,000	$1,000,000	4,722,222/ 14,166,666	9,624,369/ 9,624,369

Richard Henri Kreger 255 Huguenot Street Apt. 1618 New Rochelle, New York 10801 e-mail: rkreger@midtownpartners.com	500,000*	-0-	555,556/ 1,666,668	916,631/ 916,631

*   of which $119,325.39 has been paid on behalf of the Company, leaving a remaining balance of $380,674.61.
** Each share of Series A Preferred Stock is initially convertible into three shares of Common Stock.

Exhibit E

Restated Certificate

RESTATED CERTIFICATE OF INCORPORATION

OF

Precision Aerospace Components, Inc.

Precision Aerospace Components, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.  The Certificate of Incorporation of the Corporation was filed with the Secretary of State on December 28, 2005 under the name Jordan 1 Holdings Company.

2.  The name of the Corporation was changed to Precision Aerospace Components, Inc. by a Certificate of Ownership and Merger of Precision Aerospace Components, Inc. into Jordan 1 Holdings Company which was filed with the Secretary of State on July , 2006.

3.  The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

FIRST: The name of the Corporation is Precision Aerospace Components, Inc. (the “Corporation”).

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH: (a) The total number of shares of capital stock which this Corporation is authorized to issue is one hundred million (100,000,000) shares, of which:

(i) ten million (10,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share;

(ii) ninety million (90,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share; and

   (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the designation of such series;

(ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

(viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

  (c) No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

FIFTH: Election of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph (b) of this Article SEVENTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under Paragraph (a) of this Article SEVENTH is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

EIGHTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors and subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the By-laws.

4.  Upon the filing of this Restated Certificate of Incorporation:

(a)  Each share of Common Stock outstanding on the date this Restated Certificate of Incorporation is filed with the Secretary of State shall automatically become and be converted into one one hundred fiftieth (1/150) of a share of Common Stock (the “Reverse Split”). The par value of the Common Stock shall not be affected by the Reverse Split. No fractional shares shall be issued as a result of the Reverse Split. The Corporation shall pay, with respect to fractional shares, the value of such fractional shares based on the last reported trading price on the principal stock exchange or market on which the Common Stock is traded on the trading day preceding the effective date of the Reverse Split, or there is no trading of such date, the average of the closing bid prices on such date.

(b)  Each of the presently outstanding shares of Series B Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), will, in accordance with the provisions of the Certificate of Designation creating the Series B Preferred Stock, automatically, without any action on the part of the holder, become and be converted into two shares of Common Stock (determined after giving effect to the Reverse Split), and the shares of Series B Preferred Stock so converted shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation’s Board of Directors.

5.  Set forth as Exhibit A to this Restated Certificate of Incorporation is a Statement of Designations setting forth the rights, preferences, privileges and limitations of a series of Preferred Stock consisting of seven million one hundred thousand (7,100,000) shares and designated as the Series A Convertible Preferred Stock.

6.  This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

7.  The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its president this __th day of _______, 2006.

 s/________________________________
Name:
Title: